Exhibit 99.1

Virios Therapeutics Announces Fourth Quarter and Full Year 2020
Financial Results and Provides Corporate Update

ATLANTA, Ga., March 18, 2021 -- Virios Therapeutics, Inc. (Nasdaq: VIRI), a clinical-stage biotechnology company focused on advancing novel antiviral therapies to treat diseases associated with virally triggered or maintained immune responses, today reported financial results for the fourth quarter and year ended December 31, 2020 and provided a corporate update.

“Since our initial public offering in December 2020, the Virios Therapeutics team has made significant operational progress to ensure the commencement in May of this year of our landmark Phase 2b fibromyalgia clinical trial, referred to as FORTRESS (Fibromyalgia Outcome Research Trial Evaluating Synergistic Suppression of HSV-1), with top line results projected in the second quarter of 2022,” stated Greg Duncan, Chairman and Chief Executive Officer. “In addition, we recently announced a collaboration with Dr. Michael Camilleri of the Mayo Clinic to explore the role of antiviral inhibitor therapy in treating irritable bowel syndrome. We are pleased to reiterate our cash position supports operations through the end of 2022.”

Key Highlights

●	Identified and began establishing agreements with target clinical trial sites to enable initiation of the FORTRESS clinical trial in May 2021;
●	Announced collaboration with Dr. Michael Camilleri of the Mayo Clinic to explore the role of antiviral therapy in managing Irritable Bowel Syndrome (IBS);
●	Completed initial public offering (IPO) in December 2020, generating gross proceeds of $34.5 million;
●	Presented at HC Wainwright Global Healthcare and BioConnect Conferences and BIO CEO & Investor Conference; and
●	Scheduled to present at Needham 2021 Virtual Healthcare Conference on April 13, 2021.

Fourth Quarter 2020 Financial Results

Research and development expenses for the fourth quarter of 2020 were $0.03 million, compared to $0.26 million for the fourth quarter of 2019. The $0.23 million decrease was primarily attributable to decreases in expenses for the Human Pharmacokinetics Study conducted in 2019.

General and administrative expenses for the fourth quarter of 2020 were $6.4 million, compared to $0.3 million for the fourth quarter of 2019. The $6.1 million increase was primarily attributable to non-cash expenses related to share-based compensation expense of $5.4 million, issued pursuant to executive employment agreements upon the IPO, and $0.7 million in additional salary, legal and accounting fees and other costs associated with being a public company, offset by lower business development costs.

Net loss for the fourth quarter of 2020 was $6.5 million, or ($1.25) basic and diluted per share, compared to a net loss of $0.6 million, or ($0.13) basic and diluted per share, for the fourth quarter of 2019.

Full Year 2020 Financial Results

Research and development expenses for the year ended December 31, 2020 were $0.2 million, compared to $0.8 million for the year ended December 31, 2019. The $0.6 million decrease was primarily attributable to decreases in expenses for the Human Pharmacokinetic Study conducted in 2019.

General and administrative expenses for the year ended December 31, 2020 were $9.8 million, compared to $1.4 million for the year ended December 31, 2019. The $8.4 million increase was primarily the result of non-cash expenses related to equity and share-based compensation expense of $7.4 million, issued pursuant to executive employment agreements, and $1.0 million in additional salary, legal and accounting fees and other costs associated with being a public company, offset by lower business development costs.

Net loss for the year ended December 31, 2020 was $10.3 million, or ($2.10) basic and diluted per share, compared to a net loss of $2.5 million, or ($0.51) basic and diluted per share, for the year ended December 31, 2019.

As of December 31, 2020, Virios Therapeutics cash totaled $29.8 million. The Company believes it will have sufficient resources to fund its planned operations through the end of 2022.

Conference Call & Webcast Details

Virios Therapeutics management will host a webcast and conference call on March 18, 2021 at 8:30 a.m. ET to discuss the results and provide a corporate update. The live and archived webcast of the call may be accessed on the Virios Therapeutics website under the Investors section: Events and Presentations. The live call can also be accessed by dialing (877) 407-8133 (domestic) or (201) 689-8040 (international) and asking to be connected to the "Virios Therapeutics Conference Call".

About Virios Therapeutics

Virios Therapeutics (Nasdaq: VIRI) is a clinical-stage biotechnology company focused on advancing novel, dual mechanism antiviral therapies to treat conditions associated with virally triggered or maintained immune responses, such as fibromyalgia (“FM”). Immune responses related to the activation of tissue resident Herpes Simplex Virus-1 (“HSV-1”) have been postulated as a potential root cause triggering and/or sustaining chronic illnesses such as FM, irritable bowel disease (“IBS”), chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by waxing and waning symptoms with no obvious etiology. Our lead development candidate (“IMC-1”) is a novel, proprietary, fixed dose combination of famciclovir and celecoxib designed to synergistically suppress HSV-1 replication, with the end goal of reducing virally promoted disease symptoms.

Evidence of IMC-1’s efficacy on a broad spectrum of FM outcome measures was previously demonstrated in a Phase 2 clinical trial. These trial results are suggestive that IMC-1 may represent a new and novel treatment for fibromyalgia. IMC-1 has been granted fast track designation by the FDA and is currently being tested in a multi-center, randomized, double-blind, placebo-controlled Phase 2B trial (“FORTRESS”) designed to set the stage for registrational studies. The company is led by an executive team highly experienced in the successful development and commercialization of novel therapies. For more information, please visit www.virios.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Virios Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to our initial public offering filed with the Securities and Exchange Commission on December 18, 2020. Forward-looking statements contained in this announcement are made as of this date, and Virios Therapeutics, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:
Jenny Kobin
IR@Virios.com

-Financial Tables Follow-

VIRIOS THERAPEUTICS

Selected Financial Data

(unaudited)

Condensed Statements of Operations Data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	32,070	259,548	194,013	800,620
General and administrative	6,389,582	306,183	9,811,381	1,377,879
Total operating expenses	6,421,652	565,731	10,005,394	2,178,499
Loss from operations	(6,421,652)	(565,731)	(10,005,394)	(2,178,499)
Other expense	(79,576)	(72,858)	(341,001)	(295,128)
Net loss	$(6,501,228)	$(638,589)	$(10,346,395)	$(2,473,627)
Net loss per share of common stock — basic and diluted	$(1.25)	$(0.13)	$(2.10)	$(0.51)
Weighted average shares outstanding — basic and diluted	5,212,534	4,832,494	4,926,985	4,832,494

Condensed Balance Sheet Data	December 31,	December 31,
	2020	2019

Cash	$29,795,366	$309,384
Total assets	31,472,731	315,900
Convertible promissory notes, net	—	3,637,543
Total liabilities	1,531,842	5,258,409
Preferred members’ interests, non-voting	—	75,000
Total members’/stockholders’ equity (deficit)	29,940,889	(5,017,509)

Source: Virios Therapeutics, Inc.